EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ning Li, Chief Financial Officer of HENGYI INTERNATIONAL INDUSTRIES GROUP INC. (the "Company”) have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2013 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2014

By:	/s/ Ning Li
Name:	Ning Li
Title:	Chief Financial Officer